UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2007
FIRST UNITED ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	333-130663 (Commission File Number)	20-2497196 (I.R.S. Employer Identification No.)
2 West Broad Street, Camilla, Georgia 31730
(Address of principal executive offices)
(229) 522-2822
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
First United Ethanol, LLC (“FUEL”) entered into a Sitework Contract (“Agreement”) with Folsom Construction Co., a Georgia corporation (“Folsom”), on January 17, 2007. Pursuant to the Agreement Folsom will provide all construction supervision, inspection, labor materials, tools, fuel, construction equipment and subcontracted items necessary for preparation of the site to support construction of a 100 million gallon per year ethanol manufacturing facility. Folsom agrees to complete all Work required by the agreement no later than March 16, 2007. As primary consideration, FUEL is to pay a lump sum of five million, eight hundred fifty thousand, six hundred thirty six and 45/100 dollars ($5,850,636.45), which sum shall not be subject to increase unless a written Change Order is executed by the Owner.

Exhibit No.	Description

99.1	Sitework Contract between First United Ethanol, LLC Folsom Construction Co., dated January 17, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED ETHANOL, LLC

January 23, 2007	/s/ Anthony Flagg

Date	Anthony Flagg, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Sitework Contract between First United Ethanol, LLC Folsom Construction Co., dated January 17, 2007.

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